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                                                                    EXHIBIT 10.2


                            ASSET PURCHASE AGREEMENT


         AGREEMENT, dated as of _______________, 1998, between CAPSTONE CAPITAL CORPORATION, a Maryland corporation ("Seller"), and ORTHOPAEDIC SURGEONS, INC., a Delaware corporation ("Buyer").

                                   WITNESSETH:

         WHEREAS, Seller desires to sell, assign and transfer, and Buyer desires to purchase and acquire, certain of Seller's assets, subject to the assumption by Buyer of the Assumed Liabilities (as defined herein), all on the terms and conditions set forth herein.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

         SECTION 1.1. PURCHASE AND SALE OF ASSETS.

                  1.1. TRANSFERRED ASSETS. Subject to the terms and conditions set forth in this Agreement, Seller shall sell, transfer and deliver by quitclaim and without warranty to Buyer, and Buyer shall purchase and acquire from Seller, all of Seller's right, title and interest in and to the specific assets owned by Seller set forth on Schedule A attached hereto (the "Transferred Assets").

                  1.2. PURCHASE PRICE. The purchase price for the Transferred Assets (the "Purchase Price") shall be (i) $350,000 in cash, payable on the Closing Date and (ii) the assumption and release of Seller's obligations and liabilities under the leases and agreements set forth on Schedule B attached hereto (the "Assumed Agreements").

                  1.3. THE CLOSING. The closing of the purchase and sale contemplated hereby (the "Closing") shall occur at Buyer's executive offices concurrently with the closing of the Merger or on such other date as the parties shall mutually agree upon, but not later than __________, 1999. At the Closing, the parties hereto shall make the deliveries described below, provided that the obligation of each to do so shall depend upon the performance by the other party of its obligations hereunder:

                           (a)      Seller shall deliver to Buyer the following:

                                    (i)     A bill of sale for the Transferred
                                            Assets; and

                                    (ii)    Such other documents as may be
                                            reasonably necessary to consummate
                                            the transactions contemplated
                                            hereby.




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                           (b)      Buyer shall deliver the following:

                                    (i)     A wire transfer to Seller of the
                                            amount of $350,000; and

                                    (ii)    An assumption of the Assumed
                                            Agreements;

                                    (iii)   Releases of Seller's obligations
                                            under each of the Assumed
                                            Agreements; and

                                    (iv)    Such other documents as may be
                                            reasonably necessary to consummate
                                            the transactions contemplated
                                            hereby.

         SECTION 2. REPRESENTATIONS AND WARRANTIES OF SELLER. Seller represents and warrants to Buyer that Seller is a corporation duly organized and existing in good standing under the laws of the state of Maryland. Seller has all requisite power and authority, corporate or otherwise, to enter into this Agreement and to perform fully its obligations hereunder. The execution and delivery of this Agreement and the performance by Seller of its obligations hereunder have been duly and validly authorized by all necessary corporate action on the part of Seller. This Agreement is a valid and binding obligation of Seller enforceable in accordance with its terms.

         SECTION 3. REPRESENTATIONS AND WARRANTIES OF BUYER. Buyer represents and warrants to Seller that Buyer is a corporation duly organized and existing in good standing under the laws of the state of Delaware. Buyer has all requisite corporate power and authority to enter into this Agreement and to assume and perform fully its obligations hereunder. The execution and delivery of this Agreement and the performance by Buyer of its obligations hereunder have been duly and validly authorized by all necessary corporate action on the part of Buyer. This Agreement is a valid and binding obligation of Buyer enforceable in accordance with its terms.

         SECTION 4. COVENANTS TO THE PARTIES.

                  4.1. EFFORTS TO CONSUMMATE TRANSACTION. Buyer and Seller shall use their respective best efforts to take or cause to be taken all such actions required to consummate the transactions contemplated hereby including, without limitation, such actions as may be necessary to obtain, prior to the Closing, all necessary governmental or other third-party approvals and consents required to be obtained in connection with the consummation of the transactions contemplated by this Agreement.

                  4.2. SELLER GIVES NO WARRANTY, EXPRESS OR IMPLIED, AS TO DESCRIPTION, QUALITY, MERCHANTABILITY,





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FITNESS FOR ANY PARTICULAR PURPOSE, PRODUCTIVENESS, OR ANY OTHER MATTER, OF ANY
OF THE TRANSFERRED ASSETS. SELLER SHALL BE IN NO WAY RESPONSIBLE FOR THEIR PROPER USE AND SERVICE, AND BUYER HEREBY WAIVES ALL RIGHTS OF REFUSAL AND RETURN OF GOODS.

                  4.3. EXPENSES. Each party agrees to bear its own expenses incurred in connection with the transactions contemplated hereby. All transfer or sales taxes payable in connection with the purchase and sale of the Transferred Assets shall be borne by Buyer.

                  SECTION 5.5. AGREEMENT TO INDEMNIFY. Buyer hereby agrees to indemnify and hold harmless Seller and Seller's officers, directors, employees, representatives, successors and affiliates from and against any and all losses, liabilities, claims, damages and costs (including attorneys' fees) incurred by any of such indemnified persons as a result of (i) the failure of the Buyer's representations and warranties set forth in this Agreement to be true and correct in all respects, or (ii) Buyer's failure to discharge the Assumed Agreements when due. Such indemnification obligations shall apply regardless of any investigation made by any party and shall survive until the expiration of all applicable statutes of limitations.



                                    * * * * *




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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed on the date and year first above written.


                                         CAPSTONE CAPITAL CORPORATION


                                         By:
                                             -----------------------------------
                                         Title:
                                                --------------------------------

                                         ORTHOPAEDIC SURGEONS, INC.


                                         By:
                                             -----------------------------------
                                         Title:
                                                --------------------------------





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                                                                      SCHEDULE A

                               TRANSFERRED ASSETS




                                      A-1
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                                                                      SCHEDULE B

                               ASSUMED AGREEMENTS




                                      B-1